PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT ("Agreement") made and entered into as of the 8th day of February, 2007, by and between **UNITED INSURANCE HOLDINGS, L.C.**, a Florida limited liability company, (hereinafter referred to as "Pledgor"), and **COLUMBUS BANK AND TRUST COMPANY**, a Georgia banking corporation (hereinafter referred to as "Secured Party");

W I T N E S S E T H T H A T:

WHEREAS, Secured Party, Pledgor and United Insurance Management, L.C., a Florida limited liability company, as Borrowers (hereinafter the Pledgor and Management are sometimes referred to collectively as "Borrowers"), entered into that certain Loan Agreement dated as of even date herewith (the "Loan Agreement"); and

WHEREAS, pursuant to the terms of the Loan Agreement, Borrowers executed and delivered to Secured Party a Term Promissory Note in favor of Secured Party in the principal amount of $33,000,000, dated of even date herewith (the "Note"); and

WHEREAS, Pledgor is the sole Member of Management and thus owns 100% of the Membership Interests in Management; and

WHEREAS, Pledgor has agreed to pledge to Secured Party its Membership Interest in Management to secure the payment of the Note and the payment and/or performance of all obligations of Borrowers under the Loan Agreement and the Loan Documents described therein and all other indebtedness of Borrowers to Secured Party (collectively, the "Liabilities");

NOW, THEREFORE, for and in consideration of the aforesaid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Pledgor, and to induce Secured Party to make the Loan to Borrowers evidenced by the Note, Pledgor hereby covenants and agrees with Secured Party as follows:

1. Secured Obligations. This Agreement is given to secure the due and punctual payment and performance of all indebtedness and obligations of Borrowers to Secured Party under the Loan Agreement, under the Note, and under the Loan Documents described in the Loan Agreement, including any extensions and renewals of any of the indebtedness and obligations evidenced thereby and all costs of collection thereof and any and all other indebtedness of every nature whatsoever of either or both of Borrowers to Secured Party (all of said debts, obligations and liabilities are hereinafter collectively referred to as the "Secured Obligations").

2. Pledge and Security Interest.

(a) Pledgor owns 100% of the Membership Interests in the Management.

Pledgor hereby pledges and grants to Secured Party a security interest in all of its Membership Interest, including Pledgor's share of Management's net profits, net losses and rights to distributions of the distributable cash and assets of Management under the terms of Management's Articles of Organization, dated February 22, 1999 ("Articles"), and also including Pledgor's right to vote on, consent to or otherwise participate in decisions of the Members of Management, together with all distributions of cash and all other property at any time and from time to time distributed by Management in respect of said Membership Interest, and all proceeds thereof, whether now existing or at any time hereafter acquired or issued (collectively the "Membership Collateral"). No certificates have been issued representing any of the Membership Interests and none are intended; provided, however, should any certificate or other evidence of any Membership Interest in Management be issued by Management, such certificate or other evidence of said Membership Interest shall be delivered by Pledgor to Secured Party immediately after issuance thereof and shall thereupon be deemed to be a part of the Membership Collateral. Upon request by Secured Party, any such certificates or other evidence of Membership Interests shall be endorsed or assigned in such manner as shall be specified by Secured Party.

Should any other property of any nature whatsoever of Pledgor be conveyed to Secured Party or otherwise come into the possession of Secured Party as security for the Secured Obligations, unless such property shall be covered by and subject to the terms of a separate security agreement executed and delivered by the Pledgor, such shall automatically become subject to the terms of this Agreement, and all such property shall, along with the Membership Collateral, be sometimes referred to hereinafter as the "Collateral."

(b) Pledgor agrees that Secured Party may prepare and file such financing statements under the applicable Uniform Commercial Code as Secured Party may deem appropriate to perfect its security interest in the Collateral, and Pledgor shall pay the cost of filing or recording the same in all public offices deemed necessary or appropriate by Secured Party, and Pledgor shall do such other acts and things as Secured Party may from time to time request, to establish and maintain a valid first in priority security interest in the Collateral, free of all other liens and claims of every nature whatsoever other than that security interest granted to Secured Party by Pledgor.

Pledgor hereby represents and warrants to Secured Party that Pledgor is the legal owner of the Membership Collateral and holds full and absolute beneficial title to the Membership Collateral, free and clear of all liens, charges, encumbrances, security interests, and voting restrictions of every kind and nature, and that Pledgor has

granted to Secured Party a security interest in the Membership Collateral which is at the time hereof valid, perfected, and of first priority under applicable law, and that no financing statement, security interest or other lien or encumbrance covering the Membership Collateral or its proceeds is outstanding or on file in any public office.

3. Registration in Nominee Name. Secured Party shall have the right (in Secured Party's sole and absolute discretion) to hold such, if any, certificates representing the Membership Collateral in the name of Pledgor endorsed or assigned in blank.

4. Covenants. Until such time as all of the Secured Obligations are indefeasibly paid in full, Pledgor covenants and agrees with Secured Party as follows:

(a) Pledgor shall keep the Membership Collateral free from all security interests, liens, levies, attachments, voting restrictions, and all other encumbrances, except for the interest of Secured Party herein granted;

(b) Pledgor shall not assign, sell, transfer, deliver, or otherwise dispose of any of the Collateral or any interest therein without the express prior written consent of Secured Party, which may be withheld by Secured Party in its sole discretion;

(c) Pledgor shall pay all taxes, assessments, and all other charges of any nature which may be levied on or assessed against the Collateral or distributions in respect of the Collateral owned by said Pledgor;

(d) Pledgor now owns 100% of the Membership Interests constituting the Membership Collateral and shall continue to own 100% of the Membership Interests;

(e) Pledgor will not vote any of its Membership Interest to permit, and will vote such Membership Interest to prohibit, any redemptions or retirement of any of the Membership Collateral or any purchase of any of the Membership Collateral;

(f) Pledgor shall vote its Membership Interest in Management to prohibit the admission of any new members and the issuance of any new Membership Interests, in the absence of prior written consent of the Secured Party, which consent may be withheld in the sole discretion of Secured Party; and

(g) Without the prior written consent of Secured Party, which may be withheld in Secured Party's sole discretion, Pledgor, as the sole Member of Management, agrees not to permit and to affirmatively prohibit Management from terminating or further amending that certain Managing General Agent Agreement dated as of March 12, 1999, as heretofore amended, between Management and United Property & Casualty Insurance Company, Inc. (the "Agent Agreement").

5. Voting Rights; Distributions, etc.

(a) Unless and until an Event of Default hereunder shall have occurred, Pledgor shall be entitled to receive and retain any and all cash distributions payable on the Membership Collateral to the extent permitted by the terms of the Loan Agreement, and further shall be entitled to exercise its voting rights under the Articles in any manner which is not inconsistent with the terms and conditions of the Loan Agreement and this Agreement. Any and all liquidating dividends, other distributions in property, returns of capital or non-cash distributions made on or in respect of the Membership Collateral shall be and become part of the Membership Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to Secured Party to be held subject to the terms of this Agreement.

(b) Upon the occurrence and during the continuance of any Event of Default, (i) regardless of whether Secured Party makes any demand or request on Pledgor, Pledgor agrees to deliver immediately to Secured Party any and all cash, checks, drafts, items, or other instruments for the payment of money which may be received after such default by Pledgor as distributions or otherwise with respect to the Membership Collateral, duly endorsed and assigned to Secured Party; and (ii) Pledgor shall not be permitted to exercise its voting rights under the terms of the Articles other than in a manner specifically approved by Secured Party.

6. Performance of Pledgor's Obligations. At Secured Party's option, Secured Party may (but shall not be obligated to) from time to time perform any agreement of Pledgor hereunder which Pledgor shall fail to perform, and may take any other reasonable action which Secured Party deems necessary for the maintenance or preservation of the value of the Collateral or Secured Party's interest therein; and any such cost so incurred shall immediately become due and payable by Pledgor and shall bear interest until paid at the default rate specified in the Note.

7. Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints Secured Party as Pledgor's agent and attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any interest which Secured Party may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any distribution payable in respect of the Membership Collateral or any part thereof and give full discharge for the same. As Pledgor's attorney-in-fact, Secured Party shall have full power and authority to execute and deliver, in the Pledgor's name or in Pledgor's behalf, any and all applications, certificates, endorsements, instruments and other documents of every nature which Secured Party at any time and from time to time shall reasonably deem necessary for the establishment and continuation of its perfected security interest in the Collateral or for the exercise of any of its

rights and remedies herein provided with respect to the Collateral, including, but not limited to, any disposition of Collateral in the event of foreclosure. In exercising the power of attorney herein granted, Secured Party may act by and through its authorized officers or any other designee. The foregoing power of attorney is coupled with an interest, is irrevocable, shall survive the dissolution of the Pledgor, and shall be terminated only upon payment in full of the Secured Obligations.

8. Events of Default. Pledgor shall be in default under this Agreement upon the occurrence of any one or more of the following events (hereinafter referred to as "Events of Default"): (i) any default shall occur in the payment of any sum when due under any of the Secured Obligations and such default shall not have been cured within such, if any, applicable cure period as set forth in the documents and instruments governing payments due on the Secured Obligations; (ii) the occurrence of an Event of Default under the Loan Agreement or any of the other Loan Documents (as defined in the Loan Agreement) which shall not have been cured within such, if any, applicable cure period as provided therein; (iii) the breach by the Pledgor of any of the covenants set forth in Section 4 hereof; or (iv) any of the representations or warranties herein made by Pledgor shall prove to be false or misleading in any material respect; provided, however, with respect to such defaults not otherwise addressed in this Section 8, Pledgor shall have ten (10) days after written notice of such failure is given by Secured Party to Pledgor in which to cure any such failure that can be cured by the payment of money and shall have thirty (30) days after written notice of such failure is given by Secured Party to Pledgor in which to cure any such failure that cannot be cured by the payment of money.

9. Rights and Remedies on Default. Upon the occurrence of an Event of Default under this Agreement and in addition to the rights set forth elsewhere herein, in the Loan Agreement and other Loan Documents described therein or available under applicable law, Secured Party may, in Secured Party's sole discretion and without further notice or demand, (i) declare all the Secured Obligations to be immediately due and payable, (ii) proceed to sell or otherwise dispose of the Membership Collateral or any other Collateral, or any part thereof, at private or public sale in such manner as Secured Party shall deem reasonable, and (iii) exercise any other right or remedy available to Secured Party under the Georgia Uniform Commercial Code or otherwise available by any agreement or under applicable federal or state law. In addition, should an Event of Default as described in Section 8(i) hereof occur, then Secured Party may, in its sole discretion and without further notice or demand, proceed immediately to exercise any and all of Pledgor's rights, powers and privileges with respect to the Membership Collateral or any other Collateral, including, without limitation, the right to vote Pledgor's Membership Interests in Management to the same degree as if Secured Party owned such Membership Interests, to include the right to call a meeting of the Members or execute an action by the Members without a meeting, to remove the Manager and elect new Managers, thereby controlling the operations of Management. All rights and remedies herein specified

are cumulative and are in addition to such other rights and remedies as may be available to Secured Party.

Secured Party shall act as the authorized agent and attorney-in-fact of Pledgor in disposing of the Membership Collateral, and in that capacity is authorized to take such action on behalf of Pledgor as will further such a disposition, including without limitation, any necessary endorsement or signature in Secured Party's own name or in Pledgor's name. Pledgor expressly acknowledges that compliance with federal or state securities and other laws may limit the disposition of the Membership Collateral by Secured Party. No disposition of any part or all of the Membership Collateral by Secured Party upon a default shall be deemed to be a breach of any duty to Pledgor to be commercially reasonable because a better sales price might have been attained through an alternative disposition if Secured Party has acted reasonably and in good faith, or if Secured Party in good faith, upon the advice of counsel, has determined that the alternative disposition might constitute a violation of state or federal laws. Without limiting the generality of the foregoing, Secured Party may, at any sale of any part or all of the Membership Collateral, restrict the prospective bidders or purchasers of the Membership Collateral to persons who will represent and agree that they are purchasing the Membership Collateral for their own account for investment, and not with a view to distribution or sale, to persons who represent and agree that they are all residents of one particular state, or to persons who represent and agree that they are sophisticated investors having such net worth that they could withstand the loss of any investment made in purchasing any part or all of the Membership Collateral, or other similar restrictions, along with restricting the number of purchasers or prospective purchasers of said Membership Collateral. Any purchaser at a sale conducted pursuant to the terms of this Agreement shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives any right of redemption, stay or appraisal under present or future law. Each and every purchaser of any of the Membership Collateral shall be vested with all of Pledgor's rights provided by the Membership Collateral purchased, including without limitation, all voting and distribution rights. Pledgor agrees that Secured Party or its parent holding company or other designee may bid or purchase the Membership Collateral or any part thereof at any such sale.

Any such requirement imposed by law regarding the giving to Pledgor of prior notice of any sale or other disposition of any of the Collateral shall be deemed reasonable if given by Secured Party in writing at least ten (10) days prior to such sale or other disposition specifying the time and place thereof.

10. Termination. Upon (a) payment in full in cash, or other satisfaction in full of the Secured obligations, or (b) satisfaction of the conditions for release set forth in the Loan Agreement, this Agreement and the security interests and liens (and Secured Party's rights) hereunder shall terminate, and the Secured Party shall promptly return the certificated Membership Collateral, if any, all rights in any other Collateral, and all rights received by the Secured

Party as a result of its possessory interest in the Collateral then held by Secured Party to the Pledgor without recourse, representation or warranty of any kind, and shall deliver such termination statements and other release documents as may reasonably be requested by the Pledgor to evidence the termination of the Secured Party's security interests, liens, and rights in the Collateral hereunder.

11. Application of Proceeds. No disposition of any of the Collateral shall extinguish any of the Secured Obligations, except to the extent that the net proceeds are applied thereto, such proceeds to be applied first to the payment of all costs and expenses of collection and disposition of the Collateral (including, without limitation, reasonable attorneys' fees and expenses), and then toward payment of the Secured Obligations, in such order of application as Secured Party may from time to time elect, and any remaining balance paid to Pledgor or any other party lawfully entitled thereto.

12. Term of Agreement. This Agreement and the pledge of the Membership Collateral hereunder shall terminate only upon the indefeasible payment in full of all of the Secured Obligations, at which time Secured Party shall, reassign and deliver to Pledgor any Membership Collateral and any other Collateral then held by Secured Party, together with appropriate instruments of reassignment and release. Such reassignment shall be without recourse upon, or warranty by, Secured Party.

13. Miscellaneous.

(a) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been effectively given when delivered in person or two (2) days after sending thereof, by U.S. Mail, certified, return receipt requested, postage prepaid, to the following addresses:

If to Secured Party: Columbus Bank and Trust Company
Attn: Corporate Banking
1137 First Avenue, Uptown Center
(Post Office Box 120)
Columbus, Georgia 31901 (31902)

If to Pledgor: United Insurance Holdings, L.C.
Attn: Nick Griffin, Chief Financial Officer
700 Central Avenue, Suite 302
St. Petersburg, Florida 33701

or to such other place or address as shall be designated in writing by any of the parties hereto.

(b) Survival. All representations, warranties, covenants and agreements herein contained shall survive the execution and delivery of this Agreement.

(c) No Waiver. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power or remedy

granted hereunder, or available at law, in equity or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy by Secured Party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

(d) Incorporation by Reference. The Note, the Loan Agreement, the Loan Documents and each and every other agreement, instrument and document evidencing any of the Secured Obligations are incorporated herein and made a part hereof by this reference.

(e) Amendments. This Agreement may be amended only by written agreement among the parties hereto.

(f) Time of Essence. Time is of the essence under this Agreement.

(g) Governing Law. This Agreement and the construction and enforcement hereof shall be governed in all respects by the laws of the State of Georgia.

(h) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, except that Pledgor shall not be permitted to assign its obligations under this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any options with respect to all or any of the Membership Interests or other property held as Collateral under this Agreement.

(i) Severability. If any provision of this Agreement or any portion thereof shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or other remaining provisions.

(j) Further Assurances. Pledgor agrees to do such further acts, and to execute and deliver such additional conveyances, assignments, agreements and instruments as Secured Party may at any time request in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof, or in order better to assure and confirm to Secured Party its rights, powers and remedies hereunder.

(k) Execution in Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of all parties be contained on any one counterpart. Each counterpart shall be deemed to be an original, and all such counterparts collectively shall constitute one and the same instrument.

(l) Headings. The descriptive headings of the several paragraphs are for convenience only and are not to affect the

construction of or to be taken into consideration in interpreting this Agreement.

(m) Cumulative Rights. Each and every right granted to Secured Party under this Agreement or under any other document delivered hereunder or in connection herewith or allowed it by law or in equity shall be cumulative and may be exercised from time to time. No failure on the part of Secured Party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right preclude any other or further exercise of the same or any other right. No waiver by Secured Party of any Event of Default shall constitute a waiver of any subsequent Event of Default.

(n) Compliance with Florida Insurance Laws, Rules and Regulations and Consent Orders. Any provision of this Agreement to the contrary notwithstanding, Secured Party acknowledges and agrees that in exercising the rights granted to Secured Party hereunder, Secured Party must comply with such, if any, Florida Insurance Laws, Rules and Regulations as well as Consent Orders of the Florida Office of Insurance Regulation and its predecessor, the Florida Insurance Commission (collectively "Regulations") which may be applicable to the exercise of any such rights by Secured Party. By way of example, if, after the occurrence of an Event of Default, the Secured Party exercises its right to vote the Membership Collateral and replace the Managers of Management, any proposed action to terminate or amend the Agent Agreement would be subject to compliance with the Regulations. Likewise, if an Event of Default occurs hereunder and Secured Party desires to dispose of the Membership Collateral, then Secured Party must comply with such, if any, Regulations then in existence which may be applicable to any such disposition. Notwithstanding the foregoing, Pledgor hereby warrants and represents to Secured Party that as of the date hereof, the Regulations do not prohibit Secured Party from voting Pledgor's Membership Interests in Management in accordance with the provisions of this Agreement, and such right to vote such Membership Interests does not require approval of any Florida governmental agency or entity.

14. Amendments to Articles.

Pledgor has provided to Secured Party a copy of the Articles of Organization of Management ("Articles"). Pledgor agrees that without the prior express written consent of the Secured Party, which may be withheld in its sole discretion, the Articles shall not be amended or otherwise modified in any respect which would be inconsistent with the terms of this Agreement or which would adversely affect any of the rights of the Secured Party hereunder and further agrees that to the extent that the Articles are deemed to be inconsistent with the terms hereof, Pledgor, as the sole Member of Management, shall amend the Articles to eliminate such inconsistency. In addition, Pledgor warrants and represents to Secured Party that Management has no Regulations or Member Agreement, and that, as the sole Member of Management, Pledgor covenants and agrees with Secured Party that should Management adopt any Regulations or a Member Agreement, that no

provision of either such documents will be inconsistent with the terms hereof or otherwise prejudice the rights of Secured Party hereunder.

IN WITNESS WHEREOF, Pledgor and Secured Party have duly executed and delivered this Agreement, under seal, as of the day and year first above written.

PLEDGOR:

UNITED INSURANCE HOLDINGS, L.C.

By: ______________________
Don Cronin
Secretary and Treasurer

SECURED PARTY:

COLUMBUS BANK AND TRUST COMPANY

By ______________________
Eric Tikkanen, Vice President